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                                                                    EXHIBIT 10.3

                            INLAND CASINO CORPORATION
            1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN, AS AMENDED


SECTION 1.  PURPOSE.

            The purpose of the Inland Casino Corporation 1996 Nonemployee Directors Stock Option Plan (the "Plan") is to attract, retain and compensate highly qualified individuals to serve as members of the Board of Directors who are not current employees of Inland Casino Corporation (the "Company") and to enable them to increase their ownership of shares of common stock, par value $.001 per share, of the Company ("Common Stock"). The Plan will be beneficial to the Company and its shareholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest and identification with shareholders in increasing the value of Common Stock.

SECTION 2.  SHARES SUBJECT TO PLAN.

            The total number of shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 100,000 (as adjusted pursuant to Section 7 hereof). Shares issued upon exercise of options granted under the Plan may be either authorized and previously unissued shares, issued shares which have been reacquired by the Company, or any combination thereof. In the event that any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be cancelled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations set forth above in this Section 2.

SECTION 3.  ADMINISTRATION.

            The Plan shall be administered by a committee consisting of all directors who are not eligible to participate in the Plan and the Chief Financial Officer of the Company (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have no discretion with respect to the eligibility or selection of directors to receive options under the Plan, the times at which options shall be granted or shall become exercisable, the number of shares subject to any such options or the Plan, or the purchase price thereunder, except for adjustments as described in Section 7. The Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons, including, without limitation, the Company, its shareholders and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes hereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal substantive laws of the State of Utah.


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SECTION 4.  ELIGIBILITY.

            All members of the Company's Board of Directors who are not current employees of the Company or any of its subsidiaries at the time of the option award ("Nonemployee Directors") are eligible to participate in the Plan.

SECTION 5.  OPTION AWARDS.

            (a) Initial Awards. Each Nonemployee Director who was in office immediately prior to the meeting at which the shareholders of the Company approve this Plan and continues in office immediately after the meeting at which the shareholders of the Company approve this Plan shall be granted an option to purchase 10,000 shares of Common Stock. Such option shall be granted on the date of the shareholders' meeting at which this Plan is approved (the "Effective Date").

            (b) Future Awards. (i) Each Nonemployee Director who first becomes a member of the Board at the meeting at which the shareholders of the Company approve this Plan or after the Effective Date shall be granted an option to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof) automatically on the date of his or her election to the Board of Directors.

                (ii) Each Nonemployee Director shall be granted an option to purchase 5,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof) automatically effective on the date of each of the Company's Annual Meeting of Shareholders, commencing on the Effective Date, at which such Nonemployee Director is elected a Nonemployee Director.

            (c) Nonstatutory Stock Options. All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422 of the Internal Revenue Code, as in effect from time to time (the "Code"). Each option granted under the Plan shall provide that such option shall not be treated as an "incentive stock option," as that term is defined in Section 422(b) of the Code.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

            All options granted under the Plan shall be evidenced by stock option agreements in writing (hereinafter referenced to as "option agreements"), in such form as the Committee may from time to time approve, executed on behalf of the Company by the Chairman of the Board or the President of the Company. Each option agreement shall be subject to the Plan, and, in addition to such other terms and conditions as the Committee may deem desirable, shall provide in substance as follows:

            (a) Purchase Price. The purchase price per share of Common Stock for which each option is exercisable shall be equal to 100% of the fair market value of a share of Common Stock as of the date such option is granted ("Fair Market Value"). Such Fair Market Value shall be, for any date, (i) the closing price of the Common Stock on such date, if available, or, if there are no sales of the Common Stock on such date or if a closing sales price is not available, (ii) the average of the "bid" and "asked" prices of Common Stock on such date, in each case as reported by The Nasdaq Stock Market or any national securities exchange on which the Common Stock is then traded or any other generally recognized over-the-counter trading or quotation system if the Common Stock is traded in the over-the-counter market or if (i) or (ii) are not available, the fair market value on such date as determined by the Committee in accordance with applicable law and regulations. The option price shall be subject to adjustment as provided in Section 7 hereof.

            (b) Exercisability and Terms of Options. Subject to Section 6(c) hereof, each option granted pursuant to Sections 5(a) and 5(b) hereof shall be exercisable in full six months following the date of grant;


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provided, however, that the Board of Directors shall have the discretion to accelerate the vesting of any options granted to an optionee if such optionee's service as a director of the Company ceases prior to the vesting of such options. Each option granted under the Plan shall expire 10 years from the date of grant and shall be subject to earlier termination as hereinafter provided. If a Nonemployee Director subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

            (c) Cessation of Service. Except as hereinafter set forth, no option shall be exercisable after the date of cessation of an optionee's service as a director of the Company. Upon the death of an optionee at any time, all of the then outstanding options of such optionee shall become immediately exercisable. If an optionee's service ceases for any reason, such optionee's exercisable options may be exercised by the optionee within one year after such cessation of service. If an optionee shall die within such one-year period, or if cessation of his or her service shall have been due to such optionee's death, such options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such options may have been transferred by will or by the laws of descent and distribution. The foregoing provisions shall not extend the period during which an option may be exercised beyond the date it expires by its terms.

            (d) Manner of Exercise. Each option agreement shall provide that any option therein granted shall be exercisable only by giving in each case written notice of exercise, accompanied by full payment of the purchase price either (i) in cash (including check, bank draft, or money order, or wire or other transfer of funds, or advice of credit to the Company), (ii) in shares of Common Stock with a fair market value equal to the purchase price or (iii) a combination of cash and shares of Common Stock which in the aggregate are equal in value to such purchase price. At the discretion of the Committee, the option agreement may provide that shares of Common Stock may be issued in the name of the optionee and another person jointly with the right of survivorship. All grants will provide for a deferred payment of the purchase price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

            (e) Nontransferability. Each option agreement shall provide that any option therein granted is not transferable by the optionee other than by will or by the laws of descent and distribution or a qualified domestic relations order and that, during the lifetime of the optionee, such option may be exercised only by the optionee or such optionee's legal representative or permitted successor.

SECTION 7.  ADJUSTMENT UPON CHANGES IN STOCK.

            The Committee shall make or provide for such adjustments in the option price and in the number or kind of shares or other securities (including shares or other securities of another issuer) covered by outstanding options as the Committee in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Company, (b) any merger, consolidation, reorganization or partial or complete liquidation, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee also shall make or provide for such adjustment in the number or kind of shares of the Company's capital stock or other securities (or in shares or other securities of another issuer) which may be acquired pursuant to options granted under the Plan and the number of such securities to be awarded to each optionee as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. In the event of any such transaction or event, the Committee may provide in substitution for any


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or all outstanding options under the Plan such alternative consideration
(including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. The determination of the Committee as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

SECTION 8.  FRACTIONAL SHARES.

            No fractional shares shall be issued pursuant to options granted hereunder and any fractional share resulting from an adjustment pursuant to
Section 7 hereof shall be eliminated.

SECTION 9.  GOVERNMENT REGULATIONS.

            The Plan, the grant and exercise of options hereunder, and the Company's obligation to sell and deliver shares of stock pursuant to any such exercise, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency as shall be required.

SECTION 10. TERM OF THE PLAN.

            The Plan shall become effective on the Effective Date. The Plan shall terminate at such time as all of the shares of Common Stock authorized under Section 2 of this Plan have been granted. In the event that at any future grant date as determined under Section 5 hereof, the aggregate number of options to be granted at such time exceed the remaining options available under the Plan as determined in accordance with Section 2 hereof, the remaining options available shall be granted on a pro rata basis among each Nonemployee Director. Termination of the Plan, however, shall not affect outstanding options which have been granted prior to such termination, and all unexpired options shall continue in full force and operation after termination of the Plan, except as they shall lapse or terminate by their own terms and conditions, and the terms of the Plan shall continue to apply to such options.

SECTION 11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

            The Board of Directors at any time and from time to time may, amend, suspend or terminate the Plan; provided, however, that no amendment to the Plan may increase the number of shares of Common Stock which may be granted pursuant to the Plan without the approval of a majority of the total votes cast by shareholders in person or by proxy on such proposal to amend the Plan. Without the written consent of the optionee, no amendment, suspension or termination of the Plan shall adversely affect any option previously granted under the Plan, but it shall be conclusively presumed that any adjustment or change as provided in Section 7 does not adversely affect any such right.

SECTION 12. NO RIGHT TO CONTINUE AS DIRECTOR.

            Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a director has a right to continue as a director for any period of time, or at any particular rate of compensation.


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